Exhibit 4.6

Cabela’s Incorporated
Cabela’s Catalog, Inc.
Cabela’s Retail, Inc.
Cabela’s Outdoor Adventures, Inc.
Cabelas.com, Inc.
Cabela’s Wholesale, Inc.
Cabela’s Ventures, Inc.
Wild Wings, LLC
Cabela’s Lodging, LLC
Van Dyke Supply Company, Inc.
Cabela’s Marketing and Brand Management, Inc.
Cabela’s Retail LA, LLC
Cabela’s Trophy Properties, LLC
Original Creations, LLC
Cabela’s Retail TX, L.P.
Cabela’s Retail GP, LLC
Legacy Trading Company
CRLP, LLC
Cabela’s Retail MO, LLC
Cabela’s Retail IL, Inc.

Amendment No. 7 to Note Agreements

Dated as of June 15, 2007

Re:	Note Agreements dated as of January 1, 1995

Cabela’s Incorporated

Amendment No. 7 to Note Agreements

Re:	Note Agreements dated as of January 1, 1995
and
$10,000,000 8.79% Senior Notes, Series A
Due January 1, 2007
and
$5,000,000 9.01% Senior Notes, Series B
Due January 1, 2007
and
$5,000,000 9.19% Senior Notes, Series C
Due January 1, 2010

To the Holders of the Notes named on Schedule I hereto	Dated as of June 15, 2007

Ladies and Gentlemen:

Reference is hereby made to the separate Note Agreements dated as of January 1, 1995 by and among Cabela’s Incorporated, a Delaware corporation (the “Company”), and each of you (as heretofore amended by Amendment No. 1 dated as of June 30, 1997, Amendment No. 2 dated as of September 1, 2000, Amendment No. 3 dated as of October 9, 2001, Amendment No. 4 dated as of September 5, 2002, Amendment No. 5 dated as of May 5, 2004, Amendment No. 6 dated as of February 27, 2006 and various joinder agreements executed from time to time) (as so amended, the “Existing Note Agreements”) and as further amended by this Amendment No. 7, the “Note Agreements”) under and pursuant to which $10,000,000 aggregate principal amount of 8.79% Senior Notes, Series A due January 1, 2007 (the “Series A Notes”), $5,000,000 aggregate principal amount of 9.01% Senior Notes, Series B due January 1, 2007 (the “Series B Notes”) and $5,000,000 aggregate principal amount of 9.19% Senior Notes, Series C due January 1, 2010 (the “Series C Notes” and, collectively with the Series A Notes and the Series B Notes, the “Notes”) of the Company were issued and of which the Series C Notes are outstanding.  From time to time, certain other Subsidiaries of the Company, as set forth below, joined the Note Agreements and the Notes as Obligors.  As of the date hereof, the following are Obligors under the Note Agreements: the Company, Cabela’s Catalog, Inc., a Nebraska corporation (“Catalog”), Cabela’s Retail, Inc., a Nebraska corporation (“Retail”), Cabela’s Outdoor Adventures, Inc., a Nebraska corporation (“Adventures”), Cabelas.com, Inc., a Nebraska corporation (“Cabelas.com”), Cabela’s Wholesale, Inc., a Nebraska corporation (“Wholesale”), Cabela’s Ventures, Inc., a Nebraska corporation (“Ventures”), Wild Wings, LLC, a Minnesota limited liability company (“Wild Wings”), Cabela’s Lodging, LLC, a Nebraska limited liability company (“Lodging”), Van Dyke Supply Company, Inc., a South Dakota corporation (“Van Dyke”), Cabela’s Marketing and Brand Management, Inc., a Nebraska corporation (“Marketing”), Cabela’s Retail LA, LLC, a Nebraska limited liability company (“Retail LA”), Cabela’s Trophy Properties, LLC, a Nebraska limited liability company (“Trophy”), Original Creations, LLC, a Minnesota limited liability company (“Creations”), Cabela’s Retail TX, L.P., a Nebraska limited partnership (“Retail TX”), Cabela’s Retail GP, LLC, a Nebraska limited liability company (“Retail GP”), Legacy Trading Company, a South Dakota corporation (“Legacy”), CRLP, LLC, a Nebraska limited liability company (“CRLP”), Cabela’s Retail MO, LLC, a Nebraska limited liability company (“Retail MO”) and Cabela’s Retail IL, Inc., an Illinois corporation (“Retail IL” and, together with the Company, Catalog, Retail, Adventures, Cabelas.com, Wholesale, Ventures, Wild Wings, Lodging, Van Dyke, Marketing, Retail LA, Trophy, Creations, Retail TX, Retail GP, Legacy, CRLP and Retail MO, individually, referred to as an “Obligor,” and, collectively, as the “Obligors”).

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Obligors request the amendment of a certain provision of the Existing Note Agreements as hereinafter provided.

Upon your acceptance hereof in the manner hereinafter provided and upon satisfaction of all conditions to the effectiveness hereof and receipt by the Obligors of similar acceptances from the Holders of the Notes, this Amendment No. 7 shall constitute a contract between us amending the Existing Note Agreements, as of the Seventh Amendment Closing Date (hereinafter defined), but only in the respects hereinafter set forth:

Section 1.    Amendments to Existing Note Agreements.

    Section 1.1.    Amendments to Section 1.2.  Section 1.2 is hereby restated in its entirety to read as follows:

“Section 1.2.Security for the Notes.  Upon the Seventh Amendment Closing Date, the Third Amended and Restated Intercreditor Agreement dated as of February 27, 2006 by and among the holders of the Notes, the 2002 Noteholders, the Banks and U.S. Bank National Association, as Collateral Agent (the “Collateral Agent”) will be revised and restated as the Fourth Amended and Restated Intercreditor Agreement dated as of June 15, 2007 (as amended or restated from time to time, the “Revised Intercreditor Agreement”) by and among the holders of the Notes, the 2002 Noteholders, the 2006 Noteholders, the Banks and the Collateral Agent in the form attached to Amendment No. 7 as Exhibit A, with the Revised Intercreditor Agreement becoming effective upon the Seventh Amendment Closing Date.”

    Section 1.2.    Amendments to Section 5.12.  Section 5.12 is hereby restated in its entirety to read as follows:

“Section 5.12.Guaranties and Restricted Subsidiary Obligors of Debt.  The Company will not, and will not permit any Restricted Subsidiary to, become or be liable in respect of any Guaranty except Guaranties by the Company which are limited in amount to a stated maximum dollar exposure or constitute Guaranties of obligations incurred by any Restricted Subsidiary in compliance with the provisions of the Agreements; provided, however, that (i) the Restricted Subsidiaries which are obligors of the Bank Loans on June 15, 2007 and under the 2002 Note Agreements on June 15, 2007 and under the 2006 Note Agreements on June 15, 2007, and which on the Seventh Amendment Closing Date are obligors of the Notes and the Agreements, shall be permitted to be such obligors as of the date they become such obligors and (ii) the Company which is a guarantor of the obligations of WFB under the WFB Loan Agreement pursuant to the Parent Guaranty, shall be permitted to be a guarantor as of the date it became such a guarantor.”

    Section 1.3.    Addition of Section 5.20.  The following shall be added as a new section 5.20:

“Supplements, Restatements and Amendments – The Obligors shall deliver to each holder of Notes promptly and in any event within five (5) Business Days after the execution and delivery of any amendment, restatement, or supplement of the 2002 Note Agreements, the 2006 Note Agreements or the Credit Agreement, a copy thereof.”

    Section 1.4.    Amendments to Section 8.1  The following definitions are either added or otherwise restated:

“Amendment No. 7” shall mean this Amendment No. 7 to Note Agreements dated as of June 15, 2007.

“Obligors” is defined in the preamble of Amendment No. 7 and shall include any other party that executes a joinder agreement pursuant to Section 5.18(a) of this Agreement.

“Seventh Amendment Closing Date” shall have the meaning set forth in Amendment No. 7.

“2002 Note Agreements” shall mean the separate Note Purchase Agreements, dated as of September 5, 2002, between the Obligors and the 2002 Noteholders, as amended, restated and supplemented from time to time.

“2006 Note Agreements” shall mean the separate Note Purchase Agreements dated as of February 27, 2006 between the Obligors and the 2006 Noteholders, as amended, restated and supplemented from time to time.

“2006 Noteholders” shall mean the parties set forth in Schedule A to the 2006 Purchase Agreements and the corresponding schedule of any supplement thereto, and any Persons who succeed to their respective benefits in accordance with the 2006 Note Agreements.

Section 2.    Warranties and Representations.

The Obligors hereby represent and warrant that as of the date hereof and as of the date of execution and delivery of this Amendment No. 7, there are no Defaults or Events of Default under the Existing Note Agreements before and after giving effect to this Amendment No. 7 and the representations and warranties set forth in Schedule II hereto are true and correct before and after giving effect to this Amendment No. 7.

Section 3.    Conditions Precedent.

This Amendment No. 7 to Note Agreements shall not become effective until, and shall become effective on, the Business Day when each of the following conditions shall have been satisfied (the “Seventh Amendment Closing Date”):

    Section 3.1.    Consent.  The Obligors shall have obtained your written consent as evidenced by your signature at the foot of this Amendment No. 7.

    Section 3.2.    Payment of Fees and Expenses.  The reasonable fees and disbursements of Chapman and Cutler, LLP your special counsel, relating to the preparation, execution and delivery of this Amendment No. 7 and related matters shall have been paid by the Company to the extent reflected in a statement of such counsel rendered to the Company.

    Section 3.3.    Revised Intercreditor Agreement.  Each of the parties thereto shall have executed and delivered the Revised Intercreditor Agreement in the form attached hereto as Exhibit A, which Revised Intercreditor Agreement will be satisfactory to you in scope and form.

    Section 3.4.    Representations and Warranties.  The representations and warranties of each of the Obligors in this Amendment No. 7 shall be correct when made and at the time of the Closing.

    Section 3.5.    Proceedings and Documents.  All corporate or limited liability company or limited partnership and other proceedings in connection with the transactions contemplated by this Amendment No. 7 and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

Section 4.    Miscellaneous Provisions.

    Section 4.1.    Except as amended herein, all terms and provisions of the Existing Note Agreements and the Notes and related agreements and instruments are hereby ratified, confirmed and approved in all respects.

    Section 4.2.    Any and all notices, requests, certificates and other instruments, including the Notes, may refer to the Note Agreements without making specific reference to this Amendment No. 7, but nevertheless all such references shall be deemed to include this Amendment No. 7 unless the context shall otherwise require.

    Section 4.3.    This Amendment No. 7 and all covenants herein contained shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereunder.  All covenants made by the Obligors herein shall survive the closing and the delivery of this Amendment No. 7.

    Section 4.4.    This Amendment No. 7 shall be governed by and construed in accordance with Nebraska law.

    Section 4.5.    The capitalized terms used in this Amendment No. 7 shall have the respective meanings specified in the Note Agreements unless otherwise herein defined, or the context hereof shall otherwise require.

The execution hereof by the Holders shall constitute a contract among the Obligors and the Holders for the uses and purposes hereinabove set forth.  This Amendment No. 7 may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

[The Remainder of this Page Intentionally Left Blank; Signature Pages follow]

Cabela’s Incorporated
Cabela’s Catalog, Inc.
Cabela’s Retail, Inc.
Cabela’s Outdoor Adventures, Inc.
Cabelas.com, Inc.
Cabela’s Wholesale, Inc.
Cabela’s Ventures, Inc.
Wild Wings, LLC
Cabela’s Lodging, LLC
Cabela’s Marketing and Brand Management, Inc.
Cabela’s Retail LA, LLC
Original Creations, LLC
Cabela’s Trophy Properties, LLC
Cabela’s Retail GP, LLC
Legacy Trading Company
CRLP, LLC
Cabela’s Retail MO, LLC
Cabela’s Retail IL, Inc.

By:	/s/ Ralph W. Castner
	Name:	Ralph W. Castner
	Title:	Vice President, CFO, Secretary or Treasurer

Van Dyke Supply Company, Inc.

By:	/s/ Gregg Severinson
	Name:	Gregg Severinson
	Title:	Vice President

Cabela’s Retail TX, L.P.

By:	Cabela’s Retail GP, LLC
Its:	General Partner

By:	/s/ Ralph W. Castner
	Name:	Ralph W. Castner
	Title:	Secretary and Treasurer

Accepted as of the Seventh Amendment Closing Date.

United of Omaha Life Insurance Company

By:	/s/ Curtis R. Caldwell
	Its:	Vice President

Companion Life Insurance Company

By:	/s/ Curtis R. Caldwell
	Its:	Authorized Signer

Mutual of Omaha Insurance Company

By:	/s/ Curtis R. Caldwell
	Its:	Vice President

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